Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Joseph C. Shea, III, President, Treasurer, Chief Executive Officer and Chief Financial Officer, Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer of Port of Call Online Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the amended report on Form 10-Q /A of Port of Call Online Inc. for the period ended June 30, 2014, (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Port of Call Online Inc.

Dated: August 18 , 2014

/s/ Joseph C. Shea, III
Joseph C. Shea, III
President, Treasurer, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Port of Call Online Inc. and will be retained by Port of Call Online Inc. and furnished to the Securities and Exchange Commission or its staff upon request.